SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 FORM 8-K/A-2

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


   Date of  Report (Date of  earliest event reported)      January 31, 1994





                                    LADD FURNITURE, INC.

            (Exact name of registrant as specified in its charter)





       North Carolina           0-11577              56-1311320
       (State or other        (Commission        (I.R.S. Employer
        jurisdiction          File Number)      Identification No.)
      of Incorporation)



      One Plaza Center, Box HP-3, High Point, North Carolina       27261-1500
           (Address of principal executive offices)                (Zip Code)




   Registrant's telephone number, including area code       (910) 889-0333



                                       N/A
        (Former name or former address, if changed since last report.)

   Item 7 of Form 8-K is hereby amended as follows:

   ITEM 7.   Financial Statements and Exhibits.


             a)   Consolidated  Financial  Statements  of  Pilliod  Holding
                  Company

                       See  the  Index to  Consolidated Financial
                       Statements following the signature page hereto.


             b)   Revised  Pro  Forma  Financial  Information  of LADD
                  Furniture, Inc.

                       Revised   Unaudited  Pro   Forma  Combined
                       Condensed Financial Information

                       Revised   Unaudited  Pro   Forma  Combined
                       Condensed Statement of Earnings for the year ended January 1, 1994

                       Revised   Unaudited  Pro   Forma  Combined
                       Condensed Balance Sheet  as of  January 1,
                       1994


             c)   Exhibits

                       23.2 Consent of Ernst & Young

                                  SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 LADD FURNITURE, INC.


   Date:    April 24, 1995       By: /s/William S. Creekmuir

                                 William S. Creekmuir

                                 Title: Senior Vice President, Chief Financial
                                        Officer, Treasurer and Secretary

                                   INDEX TO
                       CONSOLIDATED FINANCIAL STATEMENTS




                                                                           PAGE

Report of Independent Auditors .............................................F-2

Consolidated Balance Sheets at January 31, 1994,
  May 1, 1993 and May 2, 1992 ..............................................F-3

For the nine month period ended January 31, 1994 and the years ended May 1, 1993 and May 2, 1992:
   Consolidated Statements of Operations ...................................F-4
   Consolidated Statements of Shareholders' Equity..........................F-5
   Consolidated Statements of Cash Flows ...................................F-6

Notes to Consolidated Financial Statements .................................F-7

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Pilliod Holding Company
    We have audited the accompanying consolidated balance sheets of Pilliod Holding Company as of January 31, 1994, May 1, 1993 and May 2, 1992, and the related consolidated statements of operations, shareholders' equity and cash flows for the nine month period ended January 31, 1994 and the years ended May 1, 1993 and May 2, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    As discussed in Note 2 to the consolidated financial statements, subsequent to the original issuance of the financial statements referred to above, it was discovered that work in process inventory accounts were misstated. The accompanying restated financial statements give effect to the adjustment of such misstatements.


    In our opinion, the restated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pilliod Holding Company at January 31, 1994, May 1, 1993 and May 2, 1992 and the consolidated results of its operations and its cash flows for the nine month period ended January 31, 1994 and the years ended May 1, 1993 and May 2, 1992 in conformity with generally accepted accounting principles.


    As discussed in Note 1 to the consolidated financial statements, in the nine month period ended January 31, 1994 the Company changed its method of accounting for income taxes. As permitted by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," prior year financial statements were restated.

                                  (Signature of Ernst & Young LLP appears here) ERNST & YOUNG LLP

Toledo, Ohio
March 14, 1994, except for the third paragraph of this report and Note 2 to the consolidated financial statements as to which the date is April 14, 1995

                   PILLIOD HOLDING COMPANY

             CONSOLIDATED BALANCE SHEETS (RESTATED)

            (Dollars in thousands except per share)


                                                 January 31,   May 1,      May 2,
                                                    1994        1993        1992

ASSETS
Current assets:
 Cash                                            $   410      $    19      $     9
 Accounts receivable, less allowance of $64
 ($49 in 1993 and $360 in 1992) for doubtful
   accounts (Note 4)                              12,455       11,571       10,988
 Inventories (Notes 2 and 5):
   Finished products                               5,803         5,214       4,813
   Work in process                                 1,525         1,159         944
   Raw materials                                   3,911         4,500       2,604
                                                  11,239        10,873       8,361
   Prepaid expenses                                  664           540         461
   Deferred income taxes (Note 9)                  1,643           708           -

Total current assets                              26,411        23,711      19,819

Other assets:

 Goodwill, net of accumulated amortization of
   $1,829 ($1,668 in 1993 and $1,454 in 1992)
   (Note 9)                                        6,449          6,610       6,824
 Property and equipment held for sale                  -              -       1,425
 Other                                                22             16         190
Total other assets                                 6,471          6,626       8,439
Property, plant and equipment, at cost less
 accumulated depreciation and amortization
 (Notes 6 and 9)                                   9,050          8,418       8,078
                                                 $41,932        $38,755     $36,336


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $  7,442       $  8,084    $  6,881
 Accrued liabilities:

 Compensation                                        851          1,952       1,772
 Commissions and royalties                           475            475         414
 Taxes other than income                             465            417         309
 Insurance and other                                 243            148         155
 Interest                                              -              -       1,851
                                                   2,034          2,992       4,501
 Long-term debt due within one year or which
   may become due on demand(Note 7)                4,568          4,661      24,677
Total current liabilities                         14,044         15,737      36,059
Long-term debt, less amounts classified as due
 currently (Note 7)                               25,992         20,382       2,397

Deferred income taxes                                505            708           -
Shareholders' equity (Notes 3, 8 and 9):
 Class A common stock, $.01 par value;
  9,000,000 shares authorized, 6,842,500
  shares outstanding                                  68             68          68
 Class B common stock, $.01 par value;
   9,000,000 shares authorized, none
   outstanding
 Capital in excess of par value                    6,622          6,622       6,622
 Deficit                                          (5,299)        (4,762)     (8,810)
Total shareholders' equity                         1,391          1,928      (2,120)

                                                 $41,932        $38,755     $36,336

                               SEE ACCOMPANYING NOTES.

                             PILLIOD HOLDING COMPANY

                CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)

                     (Dollars in thousands except per share)


                                         NINE MONTHS
                                            ENDED              YEAR ENDED
                                         JANUARY 31,     MAY 1,           MAY 2,
                                             1994         1993             1992
Net sales                           $     63,394     $    77,719     $    67,823
Cost of sales                             49,808          60,051          53,557
Gross profit                              13,586          17,668          14,266

Selling, general and administrative        8,800          11,261          10,748
Nonrecurring costs (NOTE 3)                5,159               -               -
Operating profit (loss)                     (373)          6,407           3,518

Other income (expense):
  Interest expense                        (1,411)         (2,555)         (3,358)
  Other                                      109             270             352
Income (loss) before income taxes         (1,675)          4,122             512

Provision (credit) for income taxes
  (NOTE 9):
   Federal:
    Current                                    -              74              40
    Deferred                                (962)              -               -
   State - deferred                         (176)              -               -
                                          (1,138)             74              40
Net income (loss)                   $       (537)    $     4,048     $       472

Earnings (loss) per share           $       (.08)    $       .54     $       .06

                             SEE ACCOMPANYING NOTES.

                            PILLIOD HOLDING COMPANY

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (RESTATED)

                             (Dollars in thousands)


                            Class A      Capital in
                             Common      Excess of
                              Stock       Par Value      Deficit        Total

Balance at April 27, 1991
  (NOTE 9)                    $68          $6,622       $ (9,282)    $ (2,592)
  Net income                                                 472          472
Balance at May 2, 1992         68           6,622         (8,810)      (2,120)
  Net income                                               4,048        4,048
Balance at May 1, 1993         68           6,622         (4,762)       1,928
  Net loss                                                  (537)        (537)
Balance at January 31,
  1994                        $68          $6,622       $ (5,299)    $  1,391

                              SEE ACCOMPANYING NOTES.

                            PILLIOD HOLDING COMPANY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)

                             (Dollars in thousands)

                                        NINE MONTHS
                                           ENDED            YEAR ENDED
                                         JANUARY 31,     MAY 1,       MAY 2,
                                            1994         1993         1992
OPERATING ACTIVITIES
Net income (loss)                          $   (537)    $ 4,048     $   472
Adjustments to reconcile net income (loss)
  to net cash from operating activities:
   Depreciation and amortization              1,493       2,093       2,382
   Deferred taxes                            (1,138)          -           -
   Gain on sales of property and
     equipment                                   (8)        (15)         (8)
   Write down of property held for sale           -           -         108
   Changes in operating assets and
     liabilities:
     Accounts receivable                       (884)       (583)     (1,511)
     Inventories                               (366)     (2,512)      1,305
     Prepaid expenses                          (124)        (79)        310
     Accounts payable                          (642)      1,203        (520)
     Accrued liabilities                       (958)     (1,509)      1,229
Net cash provided by (used in) operating
  activities                                 (3,164)      2,646       3,767

INVESTING ACTIVITIES
Purchases of property and equipment          (1,966)     (1,818)       (494)
Proceeds from sales of property and
  equipment                                      10       1,467          32
Other                                            (6)         63         (63)
Net cash used in investing activities        (1,962)       (288)       (525)

FINANCING ACTIVITIES
Proceeds from long-term borrowings            7,731       3,937         854
Payments on long-term debt                   (2,214)     (6,209)     (4,076)
Increase in deferred financing costs              -         (25)        (61)
Other                                             -         (51)          -
Net cash provided by (used in) financing
  activities                                  5,517      (2,348)     (3,283)

Net increase (decrease) in cash                 391          10         (41)
Cash at beginning of period                      19           9          50
Cash at end of period                      $    410     $    19     $     9

Supplemental cash flow information:
  Cash paid for interest                   $  1,358     $ 4,137     $ 2,857
  Cash paid for income taxes               $     79     $    98     $    31

Non-cash investing and financing activities:
   During fiscal 1993 the Company entered into capital lease obligations of approximately $325 for new equipment.

SEE ACCOMPANYING NOTES.

                            PILLIOD HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
    Effective prior to the start of business on January 31, 1994, all issued and outstanding shares of the Company's common stock were acquired by LADD Furniture, Inc. (LADD) (the "Acquisition") (see Note 3). The consolidated financial statements include all transactions which occurred prior to the closing of the Acquisition. All operations of the Company on January 31, 1994 were for the benefit of LADD.


    The consolidated financial statements include the accounts of Pilliod Holding Company (Company) and the accounts of its wholly-owned subsidiary, The Pilliod Cabinet Company (Cabinet Company). Prior to the Acquisition, the Company's fiscal year ended on the Saturday nearest April 30.


INVENTORIES


    Inventories are valued at the lower of last-in, first-out (LIFO) cost or market.


DEPRECIATION AND AMORTIZATION


    Depreciation and amortization of property, plant and equipment are provided over the estimated useful lives of the assets using both straight-line and declining balance methods.


    Goodwill, which arose at the time of the March 19, 1985 acquisition of Cabinet Company, is being amortized on a straight-line basis over 40 years.


PROFIT SHARING PLAN


    Substantially all of the Company's employees are participants in a profit sharing plan. Contributions to the plan are at the discretion of the Board of Directors. Contributions of $110 were made in fiscal 1994; no contributions were made in fiscal years 1993 or 1992.

                            PILLIOD HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CHANGE IN METHOD OF ACCOUNTING FOR INCOME TAXES

    In the nine month period ended January 31, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS No. 109"). As permitted by the Statement, prior year financial statements were restated effective with the March 19, 1985 acquisition of Cabinet Company. Previous accounting rules required that assets acquired in a business combination be recorded at their net-of-tax value and allowed the tax effects to be discounted. SFAS No. 109 requires that such acquired assets be recorded at their full assigned value with offsetting deferred taxes which may not be discounted.


    Under the liability method required by the Statement, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.


EARNINGS (LOSS) PER SHARE


    Earnings (loss) per share is computed based on the weighted average number of common and dilutive common equivalent shares outstanding, 6,842,500 in 1994, 7,556,500 in 1993 and 7,519,536 in 1992.


2. RESTATEMENT


    Subsequent to issuance of the financial statements for the nine month period ended January 31, 1994 and the years ended May 1, 1993 and May 2, 1992, it was discovered that work in process inventory accounts at one location were overstated by $1,391 at January 31, 1994, $1,076 at May 1, 1993 and $169 at May 2, 1992. Accordingly, the accompanying financial statements give effect to the restatement by reducing work in process inventory balances by such amounts.

                            PILLIOD HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


2. RESTATEMENT (CONTINUED)
    The effects of restatement on income (loss) before income taxes, provision (credit) for income taxes, net income (loss) and earnings (loss) per share are as follows:


                                        NINE MONTHS
                                           ENDED            YEAR ENDED
                                         JANUARY 31,     MAY 1,       MAY 2,
                                            1994         1993         1992
Income (loss) before income taxes:
  As previously stated                    $   (1,360)    $   5,029     $   681
  Adjustment for inventory misstatement         (315)         (907)       (169)
  As restated                                 (1,675)        4,122         512

Provision (credit) for income taxes:
  As previously stated                          (599)           97          40
  Adjustment for tax effect of inventory
   misstatement                                 (539)          (23)          -
  As restated                                 (1,138)           74          40

Net income (loss):
  As previously stated                          (761)        4,932         641
  Adjustment for inventory misstatement,
   net of income taxes                           224          (884)       (169)
  As restated                             $     (537)    $   4,048     $   472

Earnings (loss) per share:
  As previously stated                    $     (.11)    $     .65     $   .09
  Adjustment  for inventory misstatement,
   net of income taxes                           .03           .11         .03
  As restated                             $     (.08)    $     .54     $   .06

    Income (loss) before income taxes as previously stated for 1992 has been reduced by $69 as a result of the retroactive adoption of FAS 109 (see NOTE 9). Amounts for 1993 have been previously reported on a restated basis for the adoption of FAS 109.

    No deferred tax credits were recorded in 1993 or 1992 due to the history of net operating losses (see NOTE 9).

                            PILLIOD HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


3. ACQUISITION OF THE COMPANY

    Effective January 31, 1994 all issued and outstanding shares of the Company's common stock were acquired by LADD. In connection with the Acquisition, the Company, concurrent with the closing, repaid substantially all outstanding long-term debt out of funds provided by LADD. Prior to but as a result of the Acquisition, the Company paid management bonuses of $1,013, redeemed all outstanding stock options for $4,078 and incurred certain other expenses aggregating $68, all of which are included in nonrecurring costs in the accompanying 1994 statement of operations.


4. CONCENTRATION OF CREDIT RISK


    Cabinet Company is principally engaged in the business of furniture manufacturing. Substantially all accounts receivable are from department stores and furniture retailers. Credit is extended to customers based on an evaluation of credit reports, payment practices and, in most cases, financial condition. Collateral or letters of credit are generally not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.


5. INVENTORIES


    Under the LIFO method, inventories have been reduced by approximately $695, $523 and $688 at January 31, 1994, May 1, 1993 and May 2, 1992, respectively, from amounts which would have been reported under the first-in, first-out (FIFO) method.


6. PROPERTY, PLANT AND EQUIPMENT


    Property, plant and equipment consists of the following:



                                  JANUARY 31,      MAY 1,      MAY 2,
                                         1994        1993        1992

Land and improvements             $       764     $   730     $   723
Buildings                               8,244       7,895       7,500
Machinery and equipment                19,502      18,031      16,763
Office and show space equipment         1,668       1,607       2,275
Automotive equipment                      172         151         170
                                       30,350      28,414      27,431
Less accumulated depreciation and
  amortization                         21,300      19,996      19,353
                                  $     9,050     $ 8,418     $ 8,078

                            PILLIOD HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


7. NOTES PAYABLE AND LONG-TERM DEBT

Long-term debt consists of the following:

                                        JANUARY 31,     MAY 1,       MAY 2,
                                           1994         1993         1992
Revolving line of credit with banks,
  interest at prime plus 2% (8%
  aggregate rate at January 31, 1994)      $17,245    $ 9,514    $ 9,484
Term loans from banks, monthly
  principal installments of $205, interest
  at prime plus 2% (8% aggregate rate at
  January 31, 1994) payable monthly          5,265      6,903      8,906
Subordinated notes (see below)               4,437      4,675      5,000
Notes payable to banks, effectively
  guaranteed by the Company's principal
  shareholders, due July 1, 1995, interest
  at prime plus 1.5% (7.5% aggregate
  rate at January 31, 1994) payable
  monthly                                    3,000      3,000      3,000
Various equipment lease obligations,
  payable monthly to August 1995 (see
  Note 7)                                      247        348        128
Note payable to former shareholder,
  payable in monthly installments of
  $20, including interest at prime (6% at
  January 31, 1994)                            216        363        556
Commitment fees payable to bank, non-
  interest bearing, payable $10 monthly        150        240          -
                                            30,560     25,043     27,074
Amounts due within one year or which
  may become due on demand                   4,568      4,661     24,677
                                           $25,992    $20,382    $ 2,397

    All notes payable and long-term debt are classified in accordance with their terms at January 31, 1994 as if the Acquisition and related transactions described in Note 3 had not occurred. As a condition of the Acquisition, the Company, with funds provided by LADD, repaid substantially all notes payable and long-term debt concurrent with the closing on January 31, 1994.

                            PILLIOD HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


7. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

    On April 28, 1993 the Company entered into an agreement with the holders of its subordinated notes to amend the notes. The agreement required the payment of all accrued and unpaid interest through February 18, 1993 and the forgiveness of $2,175 of principal. The amended agreement required the payment of an additional $1,000 if a Change of Control Event occurred prior to April 28, 1994. Recognition of gains on the debt restructuring was deferred pending expiration of the contingency. As a result of the Acquisition, the $1,000 contingent payment became due and was paid by the Company, concurrent with the closing, out of funds provided by LADD. The January 31, 1994 and May 1, 1993 carrying value of the subordinated debt consists of the remaining principal balance, expected interest over the life of the notes and net contingent amounts payable.


    At May 2, 1992, the Company had violated certain covenant requirements in bank borrowing agreements. The banks did not grant waivers of the covenant violations and could have declared the Company in default, and the debt due; therefore, all borrowings under the agreement were classified as current in the May 2, 1992 balance sheet.


8. COMMON STOCK


    In addition to the 9,000,000 shares of authorized Class A common stock, the Company is authorized to issue 9,000,000 shares of Class B common stock, of which none have been issued. The two classes of common stock entitle the holders to the same rights and privileges except that Class A common stock entitles the holder to voting rights while Class B common stock has no voting rights.


    Shareholders of Class A common stock are permitted to exchange any or all shares for the same number of Class B shares and Class B holders are entitled to convert any or all shares into the same number of Class A shares within certain limitations.


    Prior to but as a result of the Acquisition, the Company redeemed all 1,310,000 stock options then outstanding for aggregate consideration of $4,078.

                            PILLIOD HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


8. COMMON STOCK (CONTINUED)

Information on stock options is as follows:

                                      Class A Shares          Exercise
                                        Under Option             Price

Outstanding at April 27, 1991              1,020,000     $.50 to $1.17
  Granted in 1992                            795,000     $         .25
  Cancelled in 1992                         (725,000)    $.85 to $1.17
Outstanding at May 2, 1992 and May 1,
  1993                                     1,090,000     $ .25 to $.85
   Granted in 1994                           220,000     $        1.00
   Redeemed in 1994                       (1,310,000)    $.25 to $1.00
Outstanding at January 31, 1994                    -

9. INCOME TAXES


    In the nine month period ended January 31, 1994, the Company adopted SFAS No. 109. The Statement requires the use of the asset and liability approach for accounting and reporting for income taxes. Financial statements for prior years were restated effective with the March 19, 1985 acquisition of the Cabinet Company. As a result of the changes in accounting for business combinations required by SFAS No. 109, the restatement of the acquisition of Cabinet Company resulted in additional goodwill ($1,840), additional costs allocated to property, plant and equipment ($969) and increased deferred tax liabilities ($2,809). The net effect at April 27, 1991 of the additional depreciation of property, plant and equipment, the additional amortization of goodwill and the additional deferred tax credits was a reduction in deficit of $1,681 from amounts reported prior to adoption. The effects of adoption on 1994, 1993 and 1992 pretax results of operations as a result of restatement for the 1985 acquisition were not material. The effects of adoption on the 1993 and 1992 provision (credit) for income taxes were not material.


    At January 31, 1994, the Company has operating loss carryforwards for tax purposes of approximately $5,970. Such carryforwards may be used to reduce otherwise taxable income until they expire beginning in 2005. Alternative minimum tax credits of $149 are available to offset future regular federal income tax liabilities and do not expire.

                            PILLIOD HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


9. INCOME TAXES (CONTINUED)

    At May 1, 1993 and May 2, 1992, valuation allowances of $413 and $1,968, respectively, were established to reduce net deferred tax assets to zero due to the history of net operating losses. A portion of the valuation allowance was reversed in 1993 principally as a result of profitable operations reducing net operating loss carryforwards. The remaining valuation allowance was reversed in the nine month period ended January 31, 1994 due to continued profitable operations prior to nonrecurring costs.


    Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                        JANUARY 31,     MAY 1,       MAY 2,
                                           1994         1993         1992
Deferred tax assets:
  Net operating loss carryforwards        $2,270     $   1,484     $   3,184
  Accrued liabilities                        277           400           467
  Other                                      173           135           169
Total deferred tax assets                  2,720         2,019         3,820
Less valuation allowance                       -          (413)       (1,968)
Net deferred tax assets                    2,720         1,606         1,852
Deferred tax liabilities:
  Inventory                                  829           782           758
  Property, plant and equipment              748           821         1,094
  Other                                        5             3             -
Total deferred tax liabilities             1,582         1,606         1,852
Net deferred tax assets                   $1,138     $       -     $       -

Deferred taxes are classified as follows:
  Current assets                          $1,643     $     708     $       -
  Noncurrent liabilities                    (505)         (708)            -
Net deferred tax assets                   $1,138     $       -     $       -

                            PILLIOD HOLDING COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (Dollars in thousands except per share)


9. INCOME TAXES (CONTINUED)
    A reconciliation of the provision (credit) for income taxes based on the statutory U.S. Federal tax rate to the consolidated provision (credit) for income taxes is as follows:

                                        JANUARY 31,      MAY 1,     MAY 2,
                                               1994        1993       1992
Expected tax (benefit) at 34% of pretax
  income (loss)                         $      (570)    $ 1,401     $  174
Reversal of deferred tax valuation
  allowance                                    (413)     (1,555)      (251)
Debt restructuring basis differences           (131)        (22)         -
State and local taxes - net of federal                                   -
benefit                                         (74)        128
Amortization of goodwill                         62          55         73
Other                                           (12)         67         44
                                        $    (1,138)    $    74     $   40

           REVISED UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL INFORMATION


   The following Revised Unaudited Pro Forma Combined Condensed Statement of Earnings for the year ended January 1, 1994 and the Unaudited Pro Forma Combined Condensed Balance Sheet as of January 1, 1994 give effect to the Pilliod Holding Company and subsidiary (Pilliod Furniture) acquisition and the other adjustments and assumptions described in the notes to such combined condensed statements, as if the transaction had occurred at the beginning of the year ended January 1, 1994, in the case of the Statement of Earnings, and at January 1, 1994, in the case of the Balance Sheet. The unaudited pro forma combined condensed financial information has been revised to incorporate changes to the audited historical financial statements of Pilliod Furniture resulting from discovery of misstatements to work-in-process inventory accounts subsequent to issuance of the original financial statements that were included in the registrant's Form 8-K/A-1 filed April 8, 1994.

   The    unaudited  pro  forma  combined  condensed  financial
   information relating to Pilliod Furniture is based on the audited historical financial statements of the Company as of and for the year ended January 1, 1994 and on the revised audited historical financial statements of Pilliod Furniture as  of and for the nine months ended January 31, 1994, as well as the fourth quarter of the revised audited historical financial statements of Pilliod Furniture as of and for the
   year  ended  May  1,  1993.   The unaudited pro forma combined
   condensed financial information gives effect to the acquisition under the purchase method of accounting based on a purchase price of $54,000,000 for the common stock, plus transaction expenses of approximately $397,000, through the use of borrowings of approximately $34,400,000 and proceeds from the sale of selected trade accounts receivable for
   $20,000,000.    The  total  purchase  cost  of $54,397,000 was
   allocated first to the tangible assets and liabilities of Pilliod Furniture based upon their respective fair values and the remainder was allocated to the excess of cost over the assigned value of net assets acquired. Additionally, the unaudited pro forma combined condensed financial information excludes certain non-recurring expenses, principally relating to management bonuses and redemption of outstanding stock options, incurred by Pilliod Furniture during 1993.

   The revised unaudited pro forma combined condensed financial information is not necessarily indicative of future operations or the actual results that would have occurred had the transaction been consummated at the beginning of the year presented. Moreover, valuations assigned to the assets acquired and liabilities assumed are preliminary and subject to change.

                  LADD FURNITURE, INC. AND SUBSIDIARIES
        REVISED UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                      For the year ended January 1, 1994
             (Dollar amounts in thousands, except share data)


                                              Historical                                    Pro Forma
                            LADD Furniture, Inc.      Pilliod Holding Co.  Nonrecurring     Purchase
                            and Subsidiaries           and Subsidiary         Costs        Adjustments    Combined

Net sales                       $521,200                   86,645                                          607,845
Cost of sales                    426,921                   67,277                                          494,198
  Gross profit                    94,279                   19,368                 0                0       113,647

Selling, general, and
       administrative expenses    81,953                   11,741                              1,020 (3)    94,464
                                                                                                (250)(2)
Nonrecurring costs                                          5,159            (5,159)               0             0
  Operating income                12,326                    2,468             5,159             (770)       19,183

Other deductions:
  Interest expense                 5,542                    2,048                             (2,027)(4)     7,455
                                                                                               1,892 (4)
   Other,  net                       377                       75                               (215)(1)     1,077
                                                                                                 840 (1)

                                   5,919                    2,123                 0             (490)        8,532

  Earnings before income taxes     6,407                      345             5,159           (1,260)       10,651

Income tax expense (benefit)       2,561                   (1,102)            1,960             (223)(5)     4,191
                                                                                                 995 (6)
      Net earnings                $3,846                    1,447             3,199           (2,032)        6,460

Net earnings per common share      $0.17                                                                      0.28
Weighted average common
   shares outstanding         23,053,654                                                                23,053,654


     See notes to revised unaudited pro forma combined condensed statement of earnings.

                         LADD FURNITURE, INC.  AND SUBSIDIARIES

                REVISED UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   As of January 1, 1994
                                       (In thousands)


                                                                  Historical                        Pro Forma
                                                   LADD Furniture, Inc.     Pilliod Holding Co.      Purchase
                                                     and Subsidiaries        and Subsidiary         Adjustments       Combined
Current assets:
    Cash and temporary investments                      $  1,350                    410                                   1,760
    Trade accounts receivable, net                        72,975                 12,455               (20,000)(3)        65,155
                                                                                                        (275)(1)
    Inventories                                          100,639                 11,239               (1,157)(1)        110,721
    Prepaid expenses and current assets                    6,110                  2,307               (1,257)(1)          7,160
       Total current assets                              181,074                 26,411              (22,689)           184,796

Property, plant, and equipment, net                       97,497                  9,050                  200 (1)        106,747
Intangible and other assets, net                          57,166                  6,471               26,478 (1)         90,115
      Total assets                                      $335,737                 41,932                3,989            381,658
Current liabilities:
      Current installments of long-term debt               5,815                  4,568               (4,424)(3)          5,959
      Short-term bank debt                                                                            20,000 (3)         20,000
      Trade accounts payable                              23,414                  4,758                                  28,172
      Accrued expenses and other current liabilities      28,841                  4,718                1,470 (2)         35,029
       Total current liabilities                          58,070                 14,044               17,046             89,160

Long-term debt, excluding current installments           105,257                 25,992              (25,467)(3)        119,509
                                                                                                        (422)(1)
                                                                                                      14,149 (3)
Deferred items and other liabilities                      22,307                    505                   74 (1)         22,886
       Total liabilities                                 185,634                 40,541                5,380            231,555

Shareholders' equity                                     150,103                  1,391               (1,391)(4)        150,103

Total liabilities and shareholders' equity              $335,737                 41,932                3,989            381,658


     See notes to revised unaudited pro forma combined condensed balance sheet.

                NOTES TO REVISED UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF EARNINGS

(1) To record amortization expense for intangible assets, based upon a forty year useful life, resulting from the allocation of the purchase price to noncurrent assets at the date of the acquisition; and to eliminate the historical amortization expense of Pilliod Holding Company (Pilliod).

(2) To adjust expenses to reflect cost savings attributable to the combining of certain operations and functions resulting from the acquisition of Pilliod. Specifically, a reduction in audit fees, legal fees and consulting fees resulting from a consolidation of professional services, as well as reductions in credit and telephone services due to integration with LADD's internal functions.

(3) To record costs of the trade receivables securitization program utilized to partially finance the acquisition of Pilliod. The cost includes fees associated with the securitization program and discount expense on the $20,000,000 of receivables sold to finance the acquisition assuming an average discount rate of 4.75%.

(4) To adjust interest expense to reflect the cost of short-term and long-term borrowings used to partially finance the acquisition of Pilliod. The adjustment incorporates elimination of Pilliod's interest expense at an effective rate of 7.90% on debt repaid by LADD upon acquisition, and an increase in interest expense resulting from financing the acquisition utilizing long-term and short-term debt with an estimated average effective interest rate of 5.50%.

(5) To record the income tax effect of pro forma adjustments.

(6) To adjust income tax expense for a reduction in historical net operating losses utilized by Pilliod in 1993 in determining income tax expense as the utilization of purchased net operating losses are to be accounted for as a reduction in goodwill of LADD.

                     NOTES TO REVISED UNAUDITED PRO FORMA COMBINED
                            CONDENSED BALANCE SHEET

(1) To reflect the allocation of the purchase price for Pilliod Holding Company (Pilliod) to the assets acquired based upon their estimated fair values at the date of acquisition. The estimated fair value adjustment has been determined based upon currently available information. There is no assurance that such values will ultimately be assigned to the assets acquired.

(2) To provide for costs associated with the acquisition of the business which include employment related costs, planned consolidation of offices, and other miscellaneous expenses that were incurred as a result of the acquisition of the business.

(3) To record the sale of accounts receivable, and short-term and long-term borrowing which include incurred to finance acquisition of Pilliod;
    and to eliminate the Pilliod debt repaid at the time of the acquisition.

(4) To eliminate the equity of Pilliod.